Investor Presentation Houston, TX April 9, 2019

LEGAL NOTICE / FORWARD-LOOKING STATEMENTS This presentation contains “forward-looking statements” that we believe to be reasonable as of the date of this presentation. These statements, which include any statement that does not relate strictly to historical facts, use terms such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “forecast,” “intend,” “plan,” “position,” “potential,” “predict,” “project,” or “strategy” or the negative connotation or other variations of such terms or other similar terminology. In particular, statements, expressed or implied, regarding future results of operations or ability to generate sales, income or cash flow, to make acquisitions, to complete divestitures, to achieve target coverage or leverage ratios or to make distributions to unitholders are forward-looking statements. These forward- looking statements are based on management’s current plans, expectations, estimates, assumptions and beliefs concerning future events impacting Buckeye Partners, L.P. (the “Partnership”, “Buckeye” or “BPL”) and therefore involve a number of risks and uncertainties, many of which are beyond management’s control. Although the Partnership believes that its expectations stated in this presentation are based on reasonable assumptions, actual results may differ materially from those expressed or implied in the forward-looking statements. The factors listed in the “Risk Factors” sections of, as well as any other cautionary language in, the Partnership’s public filings with the Securities and Exchange Commission, provide examples of risks, uncertainties and events that may cause the Partnership’s actual results to differ materially from the expectations it describes in its forward-looking statements. Each forward-looking statement speaks only as of the date of this presentation, and the Partnership undertakes no obligation to update or revise any forward-looking statement. This presentation contains forward looking estimates of Adjusted EBITDA and cash flows related to the Asset Divestitures (as defined herein). We cannot provide a reconciliation of estimated Adjusted EBITDA or cash flows to estimated GAAP net income, which is the GAAP financial measure most directly comparable to each non-GAAP measure, without unreasonable efforts due to the inherent difficulty and impracticality of quantifying certain amounts that would be required to calculate projected GAAP net income, such as unrealized gains and losses on derivatives marked to market and potential changes in estimates for certain contingent liabilities. In addition, interest and debt expense are corporate-level expenses that are not allocated among Buckeye’s individual assets and could not be allocated to the operations of the divested assets without unreasonable effort. These amounts that would require unreasonable effort to quantify could be significant, such that the amount of projected GAAP net income would vary substantially from the amount of projected Adjusted EBITDA or cash flows. © Copyright 2018 Buckeye Partners, L.P. 2

ORGANIZATIONAL OVERVIEW



Buckeye owns and operates a diversified network of integrated assets providing midstream logistic solutions, and is committed to a strong balance sheet with an investment grade credit rating and financial flexibility to fund attractive growth opportunities without accessing public equity

Domestic Pipelines & Terminals(1)

One of the largest independent liquid petroleum products pipeline and terminal operators, with assets located primarily in the northeastern and upper midwestern portions of the United States

- ~6,000 miles of pipeline with over 100 delivery locations
- ~110 active liquid petroleum product terminals
- ~56 million barrels of liquid petroleum product tank capacity

Global Marine Terminals(1)

One of the largest networks of marine terminals located primarily in the East Coast and Gulf Coast regions of the United States, as well as in the Caribbean

- 7 liquid petroleum product terminals located in key domestic and global energy hubs
- ~62 million barrels of liquid petroleum product tank capacity

Merchant Services

Markets liquid petroleum products in certain areas served by Domestic Pipelines & Terminals and Global Marine Terminals

LTM Adjusted EBITDA(2) - $1 billion



$14.4
1%
$428.7
43%
$562.0
56%

(Presented in millions)

Market and Financial Highlights

Market Data(3)	
Unit Price	$34.22
Market Capitalization	$5.3 billion
Yield	8.8%
Financial Data(2)	
Adjusted EBITDA	$1 billion
Distribution per Unit (Annualized)	$3.00
Distribution Coverage Ratio - Q4 2018	1.24x

BUCKEYE PARTNERS, L.P.

(1) Excludes the non-integrated domestic pipeline and terminal assets divested in December 2018, as well as Buckeye's equity interest in VTTI B.V. which was divested in January 2019 (the "Asset Divestitures").
(2) Last twelve months through December 31, 2018, including contribution from the Asset Divestitures. The fourth quarter of 2018 does not reflect any contributions from VTTI. See Non-GAAP Reconciliations at end of presentation.
(3) As of April 4, 2019.

© Copyright 2018 Buckeye Partners, L.P.

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SYSTEM MAP Chicago Complex NY Harbor Gulf Coast Caribbean Diversified network of assets situated across three major domestic hubs and the Caribbean © Copyright 2018 Buckeye Partners, L.P. 4

STRATEGIC REVIEW On November 2, 2018, Buckeye announced the outcome of its strategic review Situation Analysis oIncreased need for capital based on attractive investment opportunities oDislocated public equity markets oEquity markets were not rewarding Buckeye for: oLevel of distribution being paid oCash flows being generated and cash flow growth expected in the future oNear-term weakness in segregated storage Timing influenced by significant increases in attractive growth capital investments. Objectives oMaintain investment grade credit rating by reducing leverage oProvide increased financial flexibility, eliminating the need to access the public equity markets to fund planned annual growth capital oReallocate capital to higher return growth opportunities across remaining assets Reposition Buckeye to maximize long-term unitholder value © Copyright 2018 Buckeye Partners, L.P. 5

STRATEGIC REVIEW Actions and Benefits • Given scarcity of reasonably priced capital, sale allows Buckeye to Sale of Entire Equity Interest in VTTI B.V. allocate available capital to higher return domestic growth initiatives for $975 Million • Buckeye avoids any future VTTI capital investment requirements Represents multiple > 12x expected (estimated to be in excess of $100 million annually) 2019 cash flows • Eliminates Buckeye share of VTTI debt of approximately $500 million • Transaction closed in January 2019 • Raise significant capital at attractive multiple for non-integrated Sale of Non-integrated Pipeline and assets Terminal Assets for $450 Million • Continue operating these assets for buyer under long-term contract Represents multiple of 13x expected • No ownership risk going forward 2019 Adjusted EBITDA • No impact to Buckeye personnel • Transaction closed in December 2018 Multiples realized are believed to be more representative of the intrinsic value of Buckeye’s asset portfolio • Buckeye expected to retain nearly $300 million of cash flow • Fund growth capital without need to access public equity markets Quarterly Cash Distribution Adjustment to • Significantly improve distribution coverage $0.75 per unit (equates to $3.00 per year) Actions expected to solidify investment grade credit rating, improve distribution coverage and eliminate the need to access public equity © Copyright 2018 Buckeye Partners, L.P. 6

DOMESTIC PIPELINES & TERMINALS



Recent Highlights

- Recognized a $343 million gain upon the closing of the sale of the package of domestic pipeline and terminal assets
- Benefited from record pipeline and terminal throughput volumes due to strong demand on Midwest systems and across expanded Chicago Complex, combined with higher butane blending margins
- Strength was offset by the expiration of a crude-by-rail contract in Q1 2018 and lower petroleum product prices that negatively impacted settlement and storage revenues

Outlook

- Expect tariff increases on market-based and FERC index-based tariff pipelines to drive pipeline throughput revenue growth
- Pipeline and terminal throughput revenue growth expected to be driven by completion of growth capital initiatives, including the Michigan/Ohio and Chicago Complex expansion projects
- Butane blending and settlement revenues expected to be negatively impacted by reduced commodity prices
- Forecast continued growth through investments in capital projects and expanded service offerings
  - Continuing to advance on a number of projects with attractive return profiles across our portfolio of assets

Significant growth realized from capital investments across our terminal assets


2010
Pipelines
Terminals
2018(1)
30%
70%
45%
55%

As % of Domestic P&T Revenue

BPL Pipeline Tariff Mix

Increasing exposure to historically less volatile market/negotiated tariff structures


2018(2)
FERC INDEX
MARKET/NEGOTIATED
OTHER
Projected 2019(3)
6%
35%
59%
6%
33%
61%

BUCKEYE PARTNERS, L.P.

(1) For the twelve months ended December 31, 2018.
(2) Reflects tariff mix through December 31, 2018.
(3) Reflects expected tariff mix for 2019.

© Copyright 2018 Buckeye Partners, L.P.

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GLOBAL MARINE TERMINALS Recent Highlights Key Emerging Trends oFourth quarter of 2018 did not include any contribution from IMO 2020 VTTI as a result of the agreement to sell Buckeye’s 50% oIMO change to marine bunker sulfur specification effective equity interest January 1, 2020 set to increase demand for high sulfur fuel oContinued strong operating performance at Buckeye Texas oil storage with switch to low sulfur and distillates Partners oFuel oil contango expected to emerge in late 2019 oDriven by completion of various optimization projects oDemand for distillate storage also expected to increase backed by incremental customer commitments oIncreased need for segregated storage for blending oExpect uplift in splitter economics based on improved crack oIncremental cash flows generated as a result of April 2018 margin for lighter barrels acquisition of the remaining 20% noncontrolling interest oLower capacity utilization and rates as a result of challenging (2) segregated storage market conditions oReported average capacity utilization(1) of 78% for Q4 2018 compared to 82% for Q4 2017 oRemain focused on shorter-term contracts until market rates rebound from cyclical lows Outlook oExpect to commence and ramp up operations at the South Texas Gateway Terminal by mid-2020 oContinue to evaluate opportunities to expand, debottleneck and further improve capabilities around Buckeye Texas Partners facilities, and expect to benefit from contractual rate escalations in 2019 oBuckeye’s assets are well-positioned to capture value from key emerging trends in the second half of 2019 and into 2020 with minimal capital investment oMarket conditions are expected to remain challenged for segregated storage through the first half of 2019 (1) Represents the ratio of contracted capacity to total capacity. © Copyright 2018 Buckeye Partners, L.P. (2) Sourced from Energy Aspects. 8

GROWTH CAPITAL PROJECTS ADVANCING LAST-MILE SOLUTIONS oBuckeye formed a joint venture with Phillips 66 Partners LP oContinuing to optimize infrastructure at BTP facilities to and Marathon to develop the South Texas Gateway Terminal, improve efficiency and increase the scale of operations which is positioned to serve as the primary outlet for crude oil oAdded incremental crude oil storage capacity at Buckeye and condensate volumes delivered from the Gray Oak pipeline Texas Processing to facilitate more pipeline deliveries oContinuing to secure additional long-term minimum oAssessing opportunity to expand the processing volumes throughput and storage commitments from capabilities of condensate splitters by up to 30,000 bpd customers oPotential to expand LPG handling and export capabilities oCurrent plan is to increase scope of the project from through further development of the existing facilities at 3.4 million barrels of storage capacity to 6.8 million Buckeye Texas Hub or through the construction of a new barrels greenfield facility, which would serve as a new aggregation oPotential for expansion of up to 10 million barrels of and distribution center for LPG and crude volumes tank capacity and up to 800,000 bpd of throughput capacity Premier Advantaged Positions in Corpus Christi o2 deepwater vessel docks capable of handling Suezmax and VLCC tankers oEstimated capital required of approximately $500 million on 100% basis oAssessing opportunities for increased pipeline connectivity oBTP and South Texas Gateway Terminal are expected to provide premier connectivity to both Permian and Eagle Ford production growth oConnections to two of the major Permian takeaway pipelines announced - Plains’ Cactus I and II (BTP) and Gray Oak (South Texas Gateway Terminal) oUnique combination of open-access (South Texas Gateway) and proprietary assets (BTP) provides the ability Buckeye is well-positioned to capitalize to service all of the leading market participants on incremental Permian Basin production as oPositions Buckeye to capture a leading market share of customers seek the most economic export solution volume growth and asset expansion in Corpus Christi © Copyright 2018 Buckeye Partners, L.P. 9

GROWTH CAPITAL PROJECTS MAJOR PROJECTS Chicago Complex Expansion Michigan/Ohio Expansion – Phase Two o$80 million expansion project backed by a long-term oExtends Midwest supplies from Pittsburgh to Central agreement with BP Products North America, Inc., with Pennsylvania using Buckeye’s Laurel Pipeline approximately 600,000 additional barrels of product blending tankage and the build-out of an existing truck oProvides bi-directional service between Pittsburgh and rack Altoona in response to shipper desire for optionality to supply from Midwest or East coast oEnhances liquidity of the Chicago Complex and further solidifies our position as the premier storage and trading oAdds approximately 40,000 barrels per day of new facility in the area capacity from Midwest while maintaining historic volume capacity from the east oExpected completion in mid-2019 oBacked by 10-year shipper commitments oProject is ahead of schedule and all necessary permits have been obtained oBuckeye is moving forward with planned bi-directional service while FERC continues to review a petition for a oExpect this expansion to be the first phase of additional declaratory order filed in April 2018 growth, as the Midwestern refining industry is materially cost-advantaged to certain of its competitors in other oHydrotesting has been scheduled, and bi-directional parts of the country and poised for continued growth and service is expected to commence by mid-2019 investment Michigan/Ohio Expansion Benefits oDriven by the clear long-term trend of increasing availability of lower-cost North American crudes oFor over a decade, Midwest refiners have been increasing production of lower-cost fuels made from these advantaged crudes oProvides safe and reliable pipeline option for Midwestern refiners to move these fuels eastward to meet consumer demand oIncreases Pennsylvania consumers’ access to lower-cost domestically produced fuels, decreasing dependence on more costly imports Buckeye Chicago Complex Expansion © Copyright 2018 Buckeye Partners, L.P. 10

GROWTH CAPITAL PROJECTS



Smaller Organic Growth Projects

Consistently average $75 million to $125 million annual spend

- Expansion of Jacksonville, FL terminal to increase throughput capacity and provide ethanol and butane by rail capabilities
- Recently completed build-out of gasoline and ULSD railcar loading capabilities at our Woodhaven, MI terminal
- Expanding connectivity and building a butane rail facility within our Tampa, FL terminal facility
- Creating an integrated and expanded complex in Pittsburgh between our Pittsburgh, Coraopolis and Indianola terminal, which will provide customers with improved connectivity and incremental services
- Reconfiguring the Albany, NY terminal to support a refined products rail and truck rack business
- Butane blending services and onshore storage at Buckeye Bahamas Hub
- Projects to further our capability to handle specialty crude in the Caribbean

Growth Capital Funding

- Moving toward a "self-funding" business model in order to strengthen balance sheet, solidify investment grade rating and improve distribution coverage
- Well-positioned to fund currently planned growth capital without accessing the public equity markets or senior debt markets
    - Funding is expected to come from excess operating cash flow and borrowings on revolver
    - Available liquidity on revolver(1) ~$975 million
- Overall, expect 2019 growth capital expenditures to be in the range of $250 million – $350 million.
    - Includes contribution to fund our 50% portion of capital expenditures at the South Texas Gateway joint venture
- Focused on disciplined allocation of capital and diligent evaluation of investment opportunities

Our strategy is focused on maintaining and growing Buckeye's core business to offer the highest potential returns for unitholders

(1) As of December 31, 2018.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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INVESTMENT SUMMARY Diverse portfolio of assets with strong balance sheet, solid investment grade rating and financial flexibility, poised to take advantage of strategic growth opportunities oPredominantly fee-based cash flows from our transportation, terminal throughput, storage and processing activities oSignificant geographic and product diversity, broader product service capabilities and significant near-term growth projects oPremier Corpus Christi assets well-positioned to capitalize on growing U.S. exports of crude oil from Gulf Coast oNo GP IDRs and C Corp governance oCommitted to maintaining an investment grade credit rating oAmple financial flexibility eliminates the need to access public equity markets to fund annual growth capital Buckeye Bayonne Terminal oFocused on the reallocation of capital to higher return growth opportunities oTargeted annual financial metrics: oLeverage less than 4.5x oDistribution coverage greater than 1.2x oEmpowered, commercially focused and team-oriented employees accountable and incentivized to deliver results Buckeye Texas Partners condensate splitters © Copyright 2018 Buckeye Partners, L.P. 12

NON-GAAP RECONCILIATIONS

NON-GAAP FINANCIAL MEASURES Adjusted EBITDA and distributable cash flow are not measures defined by accounting principles generally accepted in the United States of America (“GAAP”). We define Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization, further adjusted to exclude certain non-cash items, such as non-cash compensation expense; transaction, transition, and integration costs associated with acquisitions; certain unrealized gains and losses on foreign currency transactions and foreign currency derivative financial instruments, as applicable; and certain other operating expense or income items, reflected in net income, that we do not believe are indicative of our core operating performance results and business outlook, such as hurricane-related costs, gains and losses on property damage recoveries, non-cash impairment charges, and gains and losses on asset sales. We define distributable cash flow as Adjusted EBITDA less cash interest expense, cash income tax expense, and maintenance capital expenditures incurred to maintain the operating, safety and/or earnings capacity of our existing assets, plus or minus realized gains or losses on certain foreign currency derivative financial instruments, as applicable. These definitions of Adjusted EBITDA and distributable cash flow are also applied to our proportionate share in the Adjusted EBITDA of significant equity method investments, such as that in VTTI, B.V. (“VTTI”), and are not applied to our less significant equity method investments. The calculation of our proportionate share of the reconciling items used to derive Adjusted EBITDA was based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. Due to certain terms of the definitive agreement regarding the divestiture of our equity interest in VTTI, we determined we no longer had the ability to exercise significant influence over the operating and financial policies of VTTI and therefore, accounted for our investment at fair value. Accordingly, beginning in the fourth quarter of 2018 and prospectively, we no longer applied the definition of Adjusted EBITDA to our investment in VTTI. Adjusted EBITDA and distributable cash flow are non-GAAP financial measures that are used by our senior management, including our Chief Executive Officer, to assess the operating performance of our business and optimize resource allocation. We use Adjusted EBITDA as a primary measure to: (i) evaluate our consolidated operating performance and the operating performance of our business segments; (ii) allocate resources and capital to business segments; (iii) evaluate the viability of proposed projects; and (iv) determine overall rates of return on alternative investment opportunities. We use distributable cash flow as a performance metric to compare cash-generating performance of Buckeye from period to period and to compare the cash-generating performance for specific periods to the cash distributions (if any) that are expected to be paid to our unitholders. Distributable cash flow is not intended to be a liquidity measure. We believe that investors benefit from having access to the same financial measures used by management and that these measures are useful to investors because they aid in comparing our operating performance with that of other companies with similar operations. The Adjusted EBITDA and distributable cash flow data presented by us may not be comparable to similarly titled measures at other companies because these items may be defined differently by other companies. Please see the attached reconciliations of each of Adjusted EBITDA and distributable cash flow to net income. © Copyright 2018 Buckeye Partners, L.P. 14

NON-GAAP RECONCILIATIONS[1]

In millions, except ratios



	4Q18	LTM[2]
Adjusted EBITDA:		
Domestic Pipelines & Terminals	$148.3	$562.0
Global Marine Terminals	78.8	428.7
Merchant Services	7.6	14.4
Adjusted EBITDA	$234.7	$1,005.0
Reconciliation of Net Income to Adjusted EBITDA and Distributable Cash Flow:		
Net income (loss)	$483.0	($51.9)
Less: Net income attributable to noncontrolling interests	(0.5)	(7.1)
Net income (loss) attributable to Buckeye Partners, L.P.	482.5	(59.0)
Add: Interest and debt expense	11.2	190.2
Income tax expense	1.8	3.7
Depreciation and amortization	70.3	269.4
Non-cash unit-based compensation expense	0.2	21.8
Acquisition and transition expense	10.9	11.3
Hurricane-related costs, net of recoveries[3]	0.9	0.1
Proportionate share of Adjusted EBITDA for the equity method investment in VTTI[4]	-	101.4
Goodwill impairment	-	537.0
Loss from the equity method investment in VTTI[4]	-	286.6
Less: Gains on property damage recoveries[5]	-	(14.5)
Less: Gain on sale of DPTS Asset Package	(343.0)	(343.0)
Adjusted EBITDA	$234.7	$1,005.0
Less: Interest and debt expense, excluding amortization of deferred financing costs, debt discounts and other	(58.3)	
Income tax expense, excluding non-cash taxes	(0.6)	
Maintenance capital expenditures	(32.3)	
Add: Hurricane-related maintenance capital expenditures	0.1	
Distributable cash flow	$143.6	
Distributions for coverage ratio[6]	$115.9	
Coverage Ratio	1.24x	

1) Amounts may not recalculate due to rounding.
2) Last twelve months through December 31, 2018.
3) Represents costs incurred at our BBH facility in the Bahamas, Yabucoa Terminal in Puerto Rico, Corpus Christi facilities in Texas, and certain terminals in Florida, as a result of hurricanes which occurred in 2017 and 2016, consisting of operating expenses and write-offs of damaged long-lived assets, net of insurance recoveries.
4) Due to the significance of our equity method investment in VTTI, effective January 1, 2017, we applied the definitions of Adjusted EBITDA and distributable cash flow, covered in our description of non-GAAP financial measures, with respect to our proportionate share of VTTI's Adjusted EBITDA and distributable cash flow. The calculation of our proportionate share of the reconciling items used to derive these VTTI performance metrics is based upon our 50% equity interest in VTTI, prior to adjustments related to noncontrolling interests in several of its subsidiaries and partnerships, which are immaterial. Included in the twelve months ended December 31, 2018 is a $300.3 million non-cash loss on the sale of our investment in VTTI. Due to certain terms of the definitive agreement regarding the divestiture of our equity interest in VTTI, we discontinued the equity method of accounting and recorded our interest at fair value. Accordingly, beginning in the fourth quarter of 2018 and prospectively, we no longer recorded any equity earnings or reflected any contributions from VTTI to our Adjusted EBITDA or distributable cash flow.
5) Represents gains on recoveries of property damages caused by third parties, primarily related to a settlement in connection with a 2012 vessel allision with a jetty at our BBH facility in the Bahamas.
6) Represents cash distributions declared for LP Units and for distribution equivalent rights with respect to certain unit-based compensation awards ("DERs") outstanding for the quarter ended December 31, 2018.

BUCKEYE PARTNERS, L.P.

© Copyright 2018 Buckeye Partners, L.P.

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